Exhibit 10.1.1


August 30, 2005

Mr. Hans W. Biener
SupplyConsult GbR
Karolineplatz 5a
80333 M nchen, Germany


Dear Hans,

AURORA GOLD CORPORATION - CONTRACT GEOLOGICAL APPOINTMENT - TERMS AND CONDITIONS

We are pleased to provide the Terms and Conditions relating to provision of contract geological services ("Services") to be provided by you to Aurora Gold Corporation ("Aurora" or the "Company") and its affiliates.

1.   SERVICES

     The Services will include the direction, control and reporting of field geological programs, in the capacity of Project Manager - Brazil, for Aurora and its affiliates. More specifically to:

     (i) prepare exploration programs, professional and field labour requirements, budgets and schedules in conjunction with Aurora's personnel for Aurora's internal review and approval;

     (ii) implement  and  work  to  the  agreed programs, budgets and schedules;

    (iii) assess the desirability of acquiring additional exploration permits and/or licences and relinquishing other exploration permits and/or licences held under Memorandum(s) of Understanding, Joint Venture(s), Property Option(s) or any other form of Agreements by Aurora's nominees, affiliates or by Aurora in its own right;

     (iv) prepare  geological  reports  as  will  be  required  by  Aurora;  and

     (v) liaise with Aurora's technical representative(s), Brazilian government entities, Aurora's Brazilian administrative, legal and accounting representatives as may be required.

2.   LOCATION  AND  WORKING  ARRANGEMENTS

     The Services will be provided primarily in Brazil on a "fly-in, fly-out" basis with field stints of duration from four to six weeks as dictated by the field programs, Aurora's reporting requirements and personal commitments. Return to Munich, Germany for rest and recreation periods after each field stint will be agreed and included in the schedules.


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CONTRACT GEOLOGICAL APPOINTMENT           Page 2 of 3            AUGUST 30, 2005
AURORA GOLD CORPORATION AND HANS W. BIENER

3.   REPORTING

     In the main, you will report to Klaus E. Eckhof on the progress of the field programs and other matters relating to Aurora's interests. It will also be necessary for you to report to Mr. A. Cameron Richardson, President of Aurora, from time to time, and liaise with Aurora's other technical, audit or legal representatives who are yet to be nominated.

     Aurora's intentions are to minimize the amount of time you will be required to spend on administrative duties and non-technical reporting both in Brazil and Vancouver.

4.   REMUNERATION

     (i) Remuneration for the Services will be at the rate of 3,000.00 euros per calendar month. Expenses incurred by you while carrying out Aurora's business will be reimbursed.

     (ii) An invoice should be submitted to A. Cameron Richardson at the end of each month. Each invoice should show details of time engaged on Aurora's work, the fixed amount of 3,000.00 euros and itemized expenses, with receipts, relating thereto.

   (iii) The Company will pay costs associated with overseas coverage for workers' compensation for performance of the Services.

5.   TRAVEL,  ACCOMMODATION  AND  LIVING  EXPENSES

     5.1  TRAVEL

          Air travel will be by round trip coach/economy class between Munich, Germany and Brazil. Bookings should be made through the Company's Vancouver office. Alternative arrangements can be made after prior agreement with the Company.

          A vehicle will be provided in Brazil in association with performance of the Services.

     5.2  ACCOMMODATION  AND  LIVING  EXPENSES

          The Company will provide accommodation and cover reasonable living expenses in Brazil. It is envisaged that furnished accommodation, housekeeping, cooking and laundry services will be established in a suitable town within close proximity to the main work areas.

     6.   TENURE

          Tenure for the Services is for an initial period of six (6) months commencing on September 1, 2005. Tenure may be extended according to the results of the exploration programs in Brazil and the Company should be in a position to discuss extension on, or about, February 28, 2006.

          The Services may be terminated by you or the Company, by either party giving to the other not less than one month's notice in writing.


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CONTRACT GEOLOGICAL APPOINTMENT           Page 3 of 3            AUGUST 30, 2005
AURORA GOLD CORPORATION AND HANS W. BIENER

     7.   CONFIDENTIALITY

          A Confidentiality Agreement is appended to these Terms and Conditions and we ask that you sign both copies, retaining one copy for your records and returning the other.

If you have any questions relating to the foregoing Terms and Conditions, please do not hesitate to contact the undersigned. We look forward to a working arrangement which is satisfying to you, and which advances Aurora's corporate objectives.


Yours sincerely,
AURORA GOLD CORPORATION



/s/"A  Cameron  Richardson"
---------------------------

A. CAMERON RICHARDSON
President


I hereby agree to the Terms and Conditions relating to the Contract Geological Appointment outlined in the foregoing letter.


/s/"Hans  W  Biener"
--------------------

HANS W. BIENER
SUPPLYCONSULT GbR